Exhibit 11
                                                                   ----------
                          READING & BATES CORPORATION
                                AND SUBSIDIARIES

     COMPUTATION OF NET INCOME PER COMMON SHARE, PRIMARY AND FULLY DILUTED
               (in thousands except share and per share amounts)
                                  (unaudited)

                                 THREE MONTHS ENDED       NINE MONTHS ENDED
                                    SEPTEMBER 30,          SEPTEMBER 30,
                               ----------------------  ----------------------
                                  1996        1995        1996        1995
                               ----------  ----------  ----------  ----------
PRIMARY NET INCOME PER SHARE:

Weighted average number of
 common shares outstanding     62,686,024  60,085,177  62,312,556  59,846,582
                               ==========  ==========  ==========  ==========
Net  income                    $   22,645  $    9,100  $   51,952  $   11,163

 Less dividends paid on
  $1.625 Convertible
  Preferred Stock                  (1,206)     (1,212)     (3,631)     (3,642)
                               ----------  ----------  ----------  ----------
Adjusted net income
 applicable to common
 shares outstanding            $   21,439  $    7,888  $   48,321  $    7,521
                               ==========  ==========  ==========  ==========
Net income per common
 share                         $      .34  $      .13  $      .78  $      .13
                               ==========  ==========  ==========  ==========


FULLY DILUTED NET INCOME PER SHARE:

Weighted average number of
 common shares outstanding     62,686,024         n/a  62,312,556         n/a

Assume conversion of (at the
 beginning of the period):
  $1.625 Convertible
   Preferred Stock              8,372,482         n/a   8,366,454         n/a
                               ----------  ----------  ----------  ----------
Adjusted common shares
 outstanding - fully diluted   71,058,506         n/a  70,679,010         n/a
                               ==========  ==========  ==========  ==========
Adjusted net income applicable
 to common shares outstanding  $   21,439  $      n/a  $   48,321  $      n/a
Adjustments:
  Dividends paid on $1.625
   Convertible Preferred Stock      1,206         n/a       3,631         n/a
                               ----------  ----------  ----------  ----------
Adjusted net income applicable
 to common shares outstanding
 - assuming full dilution      $   22,645  $      n/a  $   51,952  $      n/a
                               ==========  ==========  ==========  ==========
Fully diluted net income per
 common share (considering
 only dilutive convertible
 securities)                   $      .32  $      n/a  $      .74  $      n/a
                               ==========  ==========  ==========  ==========


                           READING & BATES CORPORATION
                                AND SUBSIDIARIES

      COMPUTATION OF NET INCOME PER COMMON SHARE, PRIMARY AND FULLY DILUTED
                (in thousands except share and per share amounts)
                                   (unaudited)

                                THREE MONTHS ENDED       NINE MONTHS ENDED
                                   SEPTEMBER 30,           SEPTEMBER 30,
                               ----------------------  ----------------------
                                  1996        1995        1996       1995
                               ----------  ----------  ----------  ----------
FULLY DILUTED NET INCOME PER SHARE:*

Weighted average number of
 common shares outstanding     62,686,024  60,085,177  62,312,556  59,846,582

Assume exercise of outstanding
 stock options (based on the
 treasury stock method)         1,253,686     586,779   1,238,426     285,941

Assume conversion of (at the
 beginning of the period):
  $1.625 Convertible Preferred
    Stock                       8,372,482   8,663,126   8,366,454   8,666,364
  8% Senior Subordinated
    Convertible Debentures        823,631     783,686     823,631     783,686
  8% Convertible Subordinated
    Debentures                          -      16,661           -      16,661
                               ----------  ----------  ----------  ----------
Adjusted common shares
 outstanding - fully diluted   73,135,823  70,135,429  72,741,067  69,599,234
                               ==========  ==========  ==========  ==========
Adjusted net income applicable
 to common shares outstanding  $   21,439  $    7,888  $   48,321  $    7,521
Adjustments:
  Interest on 8% Senior
   Subordinated Convertible
   Debentures                         945         814       2,714       2,328
  Interest on 8% Convertible
   Subordinated Debentures              -         578           -       1,671
  Dividends paid on $1.625
   Convertible Preferred Stock      1,206       1,212       3,631       3,642
                               ----------  ----------  ----------  ----------
Adjusted net income applicable
 to common shares outstanding
 - assuming full dilution      $   23,590  $   10,492  $   54,666  $   15,162
                               ==========  ==========  ==========  ==========
Net income per common share
 - assuming full dilution
 (antidilutive)                $      .32  $      .15  $      .75  $      .22
                               ==========  ==========  ==========  ==========

  *This calculation considers all convertible securities and is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15.